Exhibit 23.1

                    [LETTERHEAD OF KYLE L. TINGLE, CPA, LLC]

November 27, 2012

To Whom It May Concern:

The firm of Kyle L. Tingle, CPA, LLC consents to the inclusion of his report dated March 9, 2012 accompanying the audited financial statements of OnePower Systems, Inc. as of November 30, 2011, in the Registration Statement on Form S-l, with the U.S. Securities and Exchange Commission, and to our reference to the Firm under the caption "Experts" in the Prospectus.


Very truly yours,


/s/ Kyle L. Tingle
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Kyle L. Tingle, CPA, LLC